ACELITY L.P. INC. REPORTS
FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS FOR 2015

Total Revenue for the Fourth Quarter and Full Year of 2015 Grows 3.4% and 4.0%, respectively, on a Constant Currency Basis

Fourth Quarter Financial Highlights

•
Revenue for the fourth quarter of 2015 of $483.8 million, grew 0.2% as reported on a GAAP basis from the prior-year period and grew 3.4% on a constant currency basis, bringing revenue for the full year of 2015 to $1.867 billion, which was comparable to the prior year as reported on a GAAP basis and up 4.0% on a constant currency basis

•
Revenue from Advanced Wound Therapeutics ("AWT") decreased 1.3% as reported on a GAAP basis and grew 2.5% on a constant currency basis, led by solid volume growth in advanced devices compared to the prior-year period

•
Revenue from Regenerative Medicine ("RM") grew 6.9% as reported on a GAAP basis and grew 8.4% on a constant currency basis, led by double-digit increases in revenue related to breast reconstruction procedures in the U.S.

•	Loss from continuing operations was $15.5 million, as reported on a GAAP basis, compared to $30.9 million for the prior-year period

•
Adjusted EBITDA from continuing operations[1] of $183.5 million, declined 7.5% as reported from the prior-year period and was down 5.3% on a constant currency basis, achieving an Adjusted EBITDA margin of 37.9%

Operational Highlights

•
Closed the acquisition of the SNaP® business from Spiracur, Inc., expanding our offering in disposable, portable, mechanical negative pressure wound therapy ("NPWT") technology, allowing Acelity’s sales and service channels to support the expansion of the SNaP® Therapy System to patients and their care teams around the world who need access to NPWT devices

•	Returned the Regenerative Medicine segment to growth for the full year with two consecutive quarters of strong growth led by revenue from breast reconstruction procedures and international sales

Joe Woody, President and Chief Executive Officer, commented, “Our strong fourth quarter performance reflects the realization of strategic investments we’ve made in our business and employees to drive sustainable, long-term growth. With five consecutive quarters of organic revenue growth, 2015 marks a pivotal year for Acelity as we continue to execute our strategy.

“We delivered a solid quarter in both Advanced Wound Therapeutics and Regenerative Medicine, led by continued volume increases in advanced devices as well as double-digit growth in revenue from breast reconstruction procedures. Sales of our expansion products, led by Prevena™ and Revolve™, accelerated in the fourth quarter and continue to diversify our growth profile.

“We continue to provide value to our customers through focused innovation and an enhanced portfolio of offerings across our business. The solid momentum we generated in 2015 supports our confidence in our ability to sustain long-term growth.”

Results of the fourth quarter and twelve months ended December 31, 2015

Acelity revenue for the fourth quarter of 2015 was $483.8 million, up from the prior-year period by 0.2% as reported on a GAAP basis and 3.4% on a constant currency basis.

•
AWT revenue was $364.3 million, down 1.3% as reported on a GAAP basis and up 2.5% on a constant currency basis, compared to the prior-year period. Excluding the impact of foreign exchange rate movements, growth in AWT revenue was driven by mid-single digit volume growth in advanced devices, including strong Prevena™ sales.

•
RM revenue was $116.8 million, up 6.9% as reported on a GAAP basis and 8.4% on a constant currency basis, compared to the prior-year period. The revenue growth was driven by a double-digit increase in revenue related to breast reconstruction procedures in the U.S. and Strattice growth in Europe, partially offset by a decline in revenue related to abdominal wall reconstruction procedures in the U.S.

Loss from continuing operations for the fourth quarter of 2015 was $15.5 million, as reported on a GAAP basis, compared to $30.9 million for the prior-year period. Adjusted EBITDA from continuing operations for the fourth quarter of 2015 decreased 7.5% to $183.5 million from $198.3 million in the prior-year period and decreased 5.3% on a constant currency basis. Adjusted EBITDA decreased in the fourth quarter of 2015 primarily due to investment in establishing our six global franchises and increased incentive compensation expense as a result of improved financial performance, partially offset by improved production yields, primarily in our RM business, as well as expense savings associated with integration and business optimization efforts. Additionally, loss from continuing operations for the fourth quarter of 2015 was negatively impacted by non-cash impairment charges while loss from continuing operations in the prior year period was negatively impacted by the LifeNet litigation jury verdict of $34.7 million recorded in the fourth quarter.

Acelity revenue for the year ended December 31, 2015, was $1.867 billion, comparable to the prior year as reported on a GAAP basis and up 4.0% on a constant currency basis.

•
AWT revenue was $1.422 billion, up 0.1% as reported on a GAAP basis and 4.8% on a constant currency basis, compared to the prior year. Growth in AWT revenue was driven by mid-single digit volume growth globally in advanced devices and strong Prevena™ sales.

•
RM revenue was $433.9 million, up 1.3% as reported on a GAAP basis and 2.7% on a constant currency basis, compared to the prior year. The RM revenue growth was driven by a mid-single digit increase in revenue related to breast reconstruction procedures, partially offset by a decline in revenue related to abdominal wall reconstruction procedures.

Loss from continuing operations for the year ended December 31, 2015, was $47.7 million, as reported on a GAAP basis, compared to $235.0 million in the prior year. Adjusted EBITDA from continuing operations for the year ended December 31, 2015, decreased 0.3% to $709.7 million from $712.1 million in the prior year and increased 2.3% on a constant currency basis. Excluding the impact of foreign exchange movements, adjusted EBITDA for the year ended December 31, 2015, increased primarily due to revenue growth, improved production yields, primarily in our RM business, as well as expense savings associated with integration and business optimization efforts, partially offset by investment in establishing our six global franchises and increased incentive compensation expense as a result of improved financial performance. Additionally, loss from continuing operations for the year ended December 31, 2015, was negatively impacted by non-cash impairment charges while loss from continuing operations in the prior year was negatively impacted by the Wake Forest settlement and LifeNet litigation jury verdict.

Financial Position

Total cash at December 31, 2015, was $88.4 million. During 2015, Acelity generated cash of $80.9 million from operations, used cash of $125.3 million in investing activities and used cash of $41.1 million in financing activities.

As of December 31, 2015, total long-term debt outstanding was $4.797 billion and our Net Leverage Ratio2 was 6.5x. Availability under our Revolving Credit Facility was $161.8 million as of December 31, 2015.

Company Structure

Acelity is a leading global medical technology company committed to the development and commercialization of advanced wound care and regenerative medicine solutions. Acelity was formed by uniting the strengths of three organizations, KCI, Systagenix and LifeCell, into our two business segments: Advanced Wound Therapeutics and Regenerative Medicine. Our mission is to change the clinical practice of medicine with solutions that speed healing, reduce complications, create economic value and improve patients’ lives. Acelity is controlled by investment funds advised by Apax Partners LLP and Apax Partners L.P. and controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board and certain other co-investors.  Unless otherwise noted in this report, the terms “we,” “our” or “Company,” refer to Acelity and its subsidiaries, collectively.

Non-GAAP Financial Information
The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement our consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we have disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. A reconciliation of Adjusted EBITDA from continuing operations and Adjusted EBITDA to net loss is provided later in this earnings release. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release, we calculate constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of our business performance and are useful for period-over-period comparisons of the performance of our business. While management believes that these financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See "Reconciliation from GAAP to Non-GAAP" included within this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

1Adjusted EBITDA from continuing operations excludes the operations of our previously divested SPY ELITE® business and the impact of merger-related expenses, foreign currency gains or losses, business optimization expenses and other expenses specified in the reconciliation within this release.

2 The Net Leverage Ratio represents Net Debt divided by Consolidated EBITDA for the last twelve months. Net Debt consists of total indebtedness including capital leases and other financing obligations, less cash and cash equivalents up to the greater of $300.0 million or 40% of Consolidated EBITDA for the last twelve months. Consolidated EBITDA, as defined in our senior secured credit agreement, represents Adjusted EBITDA from continuing operations plus “run rate” cost savings.

FOR MORE INFORMATION, CONTACT:

Investors
Caleb Moore
Office: (210) 255-6433
caleb.moore@acelity.com

Media
Cheston Turbyfill
Office: (210) 515-7757
cheston.turbyfill@acelity.com

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands)

	Three months ended December 31,			Year ended December 31,
	2015	2014	% Change	2015	2014	% Change
	(unaudited)	(unaudited)		(unaudited)
Revenue:
Rental	$186,424	$192,415	(3.1)%	$725,612	$719,864	0.8%
Sales	297,374	290,318	2.4	1,141,561	1,146,475	(0.4)
Total revenue	483,798	482,733	0.2	1,867,173	1,866,339	—

Rental expenses	75,369	78,643	(4.2)	308,041	332,762	(7.4)
Cost of sales	83,636	78,092	7.1	309,488	323,363	(4.3)
Gross profit	324,793	325,998	(0.4)	1,249,644	1,210,214	3.3

Selling, general and administrative expenses	173,236	205,908	(15.9)	639,949	713,554	(10.3)
Research and development expenses	16,615	17,719	(6.2)	59,955	69,321	(13.5)
Acquired intangible asset amortization	42,945	47,072	(8.8)	177,379	194,433	(8.8)
Wake Forest settlement	—	—	—	—	198,578	—
Intangible asset impairments, net of reduction in contingent consideration	9,064	—	—	9,064	—	—
Operating earnings	82,933	55,299	50.0	363,297	34,328	—

Interest income and other	184	3,422	(94.6)	466	3,667	(87.3)
Interest expense	(106,692)	(104,258)	2.3	(425,401)	(412,733)	3.1
Foreign currency gain	2,774	4,157	(33.3)	6,186	17,844	(65.3)
Derivative instruments gain (loss)	177	(2,513)	—	(4,959)	(5,183)	(4.3)
Loss from continuing operations before income tax benefit	(20,624)	(43,893)	(53.0)	(60,411)	(362,077)	(83.3)
Income tax benefit	(5,082)	(12,965)	(60.8)	(12,755)	(127,031)	(90.0)
Loss from continuing operations	(15,542)	(30,928)	(49.7)	(47,656)	(235,046)	(79.7)
Income from discontinued operations, net of tax	—	1,392	—	—	4,573	—
Net loss	$(15,542)	$(29,536)	(47.4)%	$(47,656)	$(230,473)	(79.3)%

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2015	December 31, 2014
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$88,409	$183,541
Accounts receivable, net	413,531	370,483
Inventories, net	181,309	178,222
Deferred income taxes	74,521	63,025
Prepaid expenses and other	34,985	27,563
Total current assets	792,755	822,834

Net property, plant and equipment	273,076	288,048
Debt issuance costs, net	54,651	77,896
Deferred income taxes	29,909	31,692
Goodwill	3,405,823	3,378,298
Identifiable intangible assets, net	2,219,088	2,397,251
Other non-current assets	6,104	4,694

	$6,781,406	$7,000,713

Liabilities and Equity:
Current liabilities:
Accounts payable	$57,910	$51,827
Accrued expenses and other	338,698	343,484
Current installments of long-term debt	24,500	25,721
Income taxes payable	3,561	1,305
Deferred income taxes	113,595	113,658
Total current liabilities	538,264	535,995

Long-term debt, net of current installments and discount	4,772,644	4,815,290
Non-current tax liabilities	34,833	33,300
Deferred income taxes	760,737	792,157
Other non-current liabilities	71,763	163,258
Total liabilities	6,178,241	6,340,000
Equity:
General partner’s capital	—	—
Limited partners’ capital	622,899	670,787
Accumulated other comprehensive loss, net	(19,734)	(10,074)
Total equity	603,165	660,713

	$6,781,406	$7,000,713

ACELITY L.P. INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands)

	Year ended December 31,
	2015	2014
Cash flows from operating activities:	(unaudited)
Net loss	$(47,656)	$(230,473)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt issuance costs and discount	41,178	38,966
Depreciation and other amortization	261,541	303,905
Loss (gain) on disposition of assets	2,544	(900)
Amortization of fair value step-up in inventory	55	6,680
Intangible asset impairments, net of reduction in contingent consideration	9,064	—
Provision for bad debt	6,362	14,032
Gain on sale of investment	—	(3,211)
Equity-based compensation expense	3,325	4,033
Deferred income tax benefit	(44,169)	(159,170)
Unrealized gain on derivative instruments	(9,761)	(10,670)
Unrealized gain on foreign currency	(17,922)	(39,756)
Change in assets and liabilities:
Decrease (increase) in accounts receivable, net	(46,654)	26,596
Increase in inventories, net	(11,756)	(3,096)
Decrease (increase) in prepaid expenses and other	(7,399)	19,308
Increase in accounts payable	6,284	1,608
Increase (decrease) in accrued expenses and other	(70,849)	125,677
Increase (decrease) in tax liabilities, net	6,711	(1,734)
Net cash provided by operating activities	80,898	91,795

Cash flows from investing activities:
Additions to property, plant and equipment	(68,213)	(66,584)
Increase in inventory to be converted into equipment for short-term rental	(2,082)	(3,563)
Proceeds from disposition of assets	—	8,864
Proceeds from sale of investment	—	4,211
Business acquired in purchase transaction, net of cash acquired	(45,489)	(9,613)
Increase in identifiable intangible assets and other non-current assets	(9,481)	(11,587)
Net cash used by investing activities	(125,265)	(78,272)

Cash flows from financing activities:
Distribution to limited partners	(55)	—
Settlement of profits interest units	(3,373)	(2,332)
Proceeds from revolving credit facility	40,000	—
Repayments of long-term debt and capital lease obligations	(70,741)	(26,403)
Debt issuance costs	(6,952)	—
Net cash used by financing activities	(41,121)	(28,735)
Effect of exchange rate changes on cash and cash equivalents	(9,644)	(8,196)
Net decrease in cash and cash equivalents	(95,132)	(23,408)
Cash and cash equivalents, beginning of period	183,541	206,949
Cash and cash equivalents, end of period	$88,409	$183,541

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Supplemental Revenue Data
(dollars in thousands)
(unaudited)

	Three months ended December 31,				GAAP % Change	Constant Currency % Change (1)
	2015			2014 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$186,424	$2,565	$188,989	$192,415	(3.1)%	(1.8)%
Sales	177,839	11,285	189,124	176,630	0.7	7.1
Total	364,263	13,850	378,113	369,045	(1.3)	2.5

Regenerative Medicine revenue:
Sales	116,836	1,605	118,441	109,298	6.9	8.4

Other revenue:
Sales	2,699	119	2,818	4,390	(38.5)	(35.8)

Total Revenue:
Rental	186,424	2,565	188,989	192,415	(3.1)	(1.8)
Sales	297,374	13,009	310,383	290,318	2.4	6.9
Total	$483,798	$15,574	$499,372	$482,733	0.2%	3.4%

	Year ended December 31,				GAAP % Change	Constant Currency % Change (1)
	2015			2014 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	725,612	14,083	$739,695	719,864	0.8%	2.8%
Sales	695,943	52,917	748,860	700,414	(0.6)	6.9
Total	1,421,555	67,000	1,488,555	1,420,278	0.1	4.8

Regenerative Medicine revenue:
Sales	433,866	5,940	439,806	428,089	1.3	2.7

Other revenue:
Sales	11,752	948	12,700	17,972	(34.6)	(29.3)

Total Revenue:
Rental	725,612	14,083	739,695	719,864	0.8	2.8
Sales	1,141,561	59,805	1,201,366	1,146,475	(0.4)	4.8
Total	$1,867,173	$73,888	$1,941,061	$1,866,339	—%	4.0%

(1) Represents percentage change between 2015 non-GAAP Constant Currency revenue and 2014 GAAP revenue.

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Selected Financial Information
(dollars in thousands)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014

Net loss	$(15,542)	$(29,536)	$(47,656)	$(230,473)
Loss (gain) from discontinued operations, net of tax	—	(1,392)	—	(4,573)
Interest expense, net of interest income	106,630	104,165	425,112	412,438
Income tax benefit	(5,082)	(12,965)	(12,755)	(127,031)
Foreign currency (gain) loss	(2,774)	(4,157)	(6,186)	(17,844)
Depreciation and other amortization	64,383	69,391	261,541	303,905
Derivative instruments (gain) loss	(177)	2,513	4,959	5,183
Management fees and expenses	1,345	1,356	5,274	5,050
Equity-based compensation expense	959	1,067	3,325	4,033
Acquisition, disposition and financing expenses (1)	9,276	793	13,837	5,885
Business optimization expenses(2)	12,050	24,740	34,997	79,412
Wake Forest settlement	—	—	—	198,578
Other permitted expenses (3)	12,408	42,357	27,226	77,553
Adjusted EBITDA from continuing operations	183,476	198,332	709,674	712,116
Adjusted EBITDA from discontinued operations (4)	—	1,365	—	6,537
Total adjusted EBITDA	$183,476	$199,697	$709,674	$718,653

Adjusted EBITDA from continuing operations as a percentage of revenue	37.9%	41.1%	38.0%	38.2%

(1) Represents labor, travel, training, consulting and other costs associated with acquisition, disposition and financing activities, such as the acquisition of Systagenix, technology acquisitions and the repricing of our senior secured credit facility.
(2) Represents labor, travel, training, consulting and other costs associated exclusively with our business optimization initiatives.
(3) Represents charges for the impairment of goodwill, intangible assets and fixed assets, the write-off of in-process research and development and other intangible assets, amortization of the fair value step-up in inventory, litigation settlement and other permitted expenses.
(4) Adjusted EBITDA from discontinued operations includes the (gain) loss from discontinued operations, excluding any related gain or loss on disposition of assets, adjusted as defined in our senior secured credit agreement.

				2014 As Reported	GAAP % Change	Constant Currency % Change (1)
	2015
	As Reported	FX Impact	Constant Currency
Three months ended December 31,
Adjusted EBITDA from continuing operations	$183,476	$4,257	$187,733	198,332	(7.5)%	(5.3)%

Year ended December 31,
Adjusted EBITDA from continuing operations	$709,674	$19,150	$728,824	712,116	(0.3)%	2.3%

(1) Represents percentage change of Adjusted EBITDA from the prior-year period on a constant currency basis.